QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Capline Pipe Line Business,
Capwood Pipe Line Business
and Patoka Pipe Line Business
Combined Financial Statements
December 31, 2003 and 2002

Report of Independent Auditors

To the Board of Directors of
Shell Pipeline Company LP

        In our opinion, the accompanying combined balance sheets and the related combined statements of income and owner's net investment and cash flows of the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business ("the Businesses") present fairly, in all material respects, the financial position of the Businesses at December 31, 2003 and 2002, and the results of their operations and their cash flows for the year ended December 31, 2003, and for the periods February 14, 2002, through December 31, 2002, and January 1, 2002, through February 13, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Shell Pipeline Company L.P.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As described in Note 6, the Businesses were sold on March 1, 2004, to Plains All American Pipeline L.P.

PricewaterhouseCoopers LLP

Houston, Texas
March 12, 2004

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business
Combined Balance Sheets
December 31, 2003 and 2002

(dollars in thousands)	2003	2002
Assets
Current assets
Accounts receivable	$421	$679
Allowance oil inventory	4,853	8,192
Materials and supplies	357	372
Other	116	41

	5,747	9,284
Property and equipment, net	93,857	98,428

Total assets	$99,604	$107,712

Liabilities and Owner's Net Investment
Current liabilities
Property tax payable	$343	$91
Other	—	48

Total current liabilities	343	139
Owner's net investment	99,261	107,573

Total liabilities and owner's net investment	$99,604	$107,712

The accompanying notes are an integral part of these financial statements.

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business
Combined Statements of Income and Owner's Net Investment

(dollars in thousands)	Year Ended December 31, 2003	February 14 through December 31, 2002	January 1 through February 13, 2002
Revenue
Transportation and allowance oil revenue	$34,363	$43,974	$6,028
Other revenue	1,492	746	102

Total revenue	35,855	44,720	6,130

Costs and expenses
Power and fuel	5,535	7,298	1,000
Outside services	2,271	1,995	273
Salary and wages	1,769	1,346	184
Depreciation	5,264	4,589	64
Taxes other than taxes on income	657	570	78
Materials and supplies	342	460	63
Management fees	528	457	63
Pension and benefits	421	287	39
Other	326	299	40

Total costs and expense	17,113	17,301	1,804

Net income	18,742	27,419	4,326
Deemed distributions to parent company	(27,054)	(31,967)	(4,382)
Purchase price allocation	—	93,730	—
Owner's net investment
Beginning of period	107,573	18,391	18,447

End of period	$99,261	$107,573	$18,391

The accompanying notes are an integral part of these financial statements.
The post-acquisition financial statements reflect a new basis of accounting, and the pre-acquisition and post-acquisition period financial statements are presented but are not comparable (See Note 1 in the Notes to Combined Financial Statements).

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business
Combined Statements of Cash Flows

(dollars in thousands)	Year Ended December 31, 2003	February 14 through December 31, 2002	January 1 through February 13, 2002
Cash flows provided by operating activities
Net income	$18,742	$27,419	$4,326

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,264	4,589	64
(Increase) decrease in working capital
Receivables	258	237	32
Allowance oil inventory	3,339	662	90
Materials and supplies	15	33	5
Property tax payable	252	(32)	(5)
Other	(123)	48	6

	9,005	5,537	192

Net cash provided by operating activities	27,747	32,956	4,518

Cash flows used for investing activities
Capital expenditures	(693)	(989)	(136)

Net cash used for investing activities	(693)	(989)	(136)

Cash flows used for financing activities
Deemed distributions to parent company	(27,054)	(31,967)	(4,382)

Net cash used for financing activities	(27,054)	(31,967)	(4,382)

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents
Beginning of period	—	—	—

End of period	—	—	—

Nonmonetary activities
Purchase price allocation	$—	$93,730	$—

The accompanying notes are an integral part of these financial statements.
The post-acquisition financial statements reflect a new basis of accounting, and the pre-acquisition and post-acquisition period financial statements are presented but are not comparable (See Note 1 in the Notes to Combined Financial Statements).

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business

Notes to Combined Financial Statements

1. Organization and Basis of Presentation

        The accompanying combined financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses of the historical operations of the transportation businesses comprised of the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business (collectively the "Businesses") owned by Shell Pipeline Company LP ("Shell Pipeline"), formerly Equilon Pipeline Company LLC. Throughout the period covered by the financial statements, Shell Pipeline owned and managed the Businesses' operations.

        Effective January 1, 1998, Shell Oil Company ("Shell Oil") and Texaco, Inc. ("Texaco") formed Equilon Enterprises LLC ("Equilon Enterprises") with 56 percent and 44 percent membership interests, respectively. Shell Pipeline is a wholly owned subsidiary of Equilon Enterprises.

        In connection with the 2002 merger of Chevron Corporation and Texaco, Inc., the Federal Trade Commission required Texaco to divest its interest in Equilon Enterprises, and in early 2002 Shell Oil acquired Texaco's 44 percent interest in Equilon Enterprises, making Shell Oil the 100 percent owner of Equilon Enterprises. The acquisition by Shell Oil was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles, with Shell Pipeline allocating the purchase price paid by Shell Oil to Shell Pipeline's net assets as of the acquisition date. Accordingly, the post-acquisition financial statements reflect a new basis of accounting, and the pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

        The Capline Pipe Line Business ("Capline") is an undivided interest in a pipeline system consisting of 667 miles of 40-inch pipe from St. James, Louisiana to Patoka, Illinois. The Capwood Pipe Line Business ("Capwood") is an undivided interest in a pipeline system consisting of 57 miles of 20-inch pipe from Patoka, Illinois to Wood River, Illinois. The Patoka Pipe Line Business is a wholly owned pipeline system consisting of 1.2 miles of 22-inch pipe connecting Capline to storage locations in Patoka. Shell Pipeline's ownership percentages of each of the pipelines mentioned above are 22 percent, 76 percent and 100 percent, respectively. The combined financial statements include the Businesses' pro rata share of the assets, liabilities, revenues and expenses, because the undivided interests are not subject to joint control and the Businesses are only responsible for their pro rata share of direct costs.

        The accompanying combined financial statements are presented on a carve-out basis to include the historical operations of the Businesses owned by Shell Pipeline viewed from a nonoperator perspective. In this context, a direct relationship existed between the carve-out operations and the operator, Shell Pipeline. Shell Pipeline's net investment in the Businesses (owner's net investment) is shown in lieu of stockholder's equity in the combined financial statements.

        The combined statement of income and owner's net investment includes the pro rata share of the annual management fee charged to the undivided interests by the operator. The results of operations also include pro-rata allocations in accordance with the terms of the operating agreement, generally based on direct payroll and benefit costs.

        Throughout the period covered by the combined financial statements, Shell Pipeline has provided cash management services to the Businesses through a centralized treasury function. As a result, all charges and cost allocations for the Businesses were deemed to have been paid by the Businesses to Shell Pipeline, in cash, during the period in which the cost was recorded in the combined financial statements.

        All of the allocations and estimates in the combined financial statements were based on assumptions that Shell Pipeline management believes were reasonable under the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Businesses had been operated as a separate entity.

2. Significant Accounting Policies

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosures of contingent assets and liabilities. Although Shell Pipeline's management believes these estimates are reasonable, actual results could differ from these estimates.

  Revenue Recognition

        Revenues for the transportation of crude are recognized (1) based upon regulated tariff rates and the related transportation volumes and (2) when the delivery of crude is made to the shipper or another common carrier pipeline. Allowance oil revenue is recognized when the Businesses receive the allowance oil volumes, which are valued at current market value. Any allowance oil sold is recorded in revenue as a net amount based on the selling price less its weighted average cost. Other revenue consists of additional charges in accordance with the tariff agreement based on the viscosity of the crude oil.

  Property and Equipment

        Crude oil pipeline and gathering assets are carried at cost. Costs subject to depreciation are net of expected salvage values and deprecation is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

Line pipe	20-25 years
Equipment and other pipeline assets	20-25 years
Oil tanks	20-25 years
Other	5-25 years

        Acquisitions and expenditures for renewals and betterments are capitalized, while maintenance and repairs, which do not improve or extend asset life, are expensed as incurred.

  Impairment of Long-Lived Assets

        The Businesses have adopted Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective January 1, 2002. SFAS No. 144 retains the fundamental provisions of existing generally accepted accounting principles in the United States of America ("GAAP") with respect to the recognition and measurement of long-lived asset impairment contained in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. However, SFAS No. 144 provides new guidance intended to address certain significant implementation issues associated with SFAS No. 121, including expanded guidance with respect to appropriate cash flows to be used to determine whether recognition of any long-lived asset impairment is required, and if required how to measure the amount of the impairment. SFAS No. 144 also requires that any net assets to be disposed of by sale be reported at the lower of carrying value or fair value less cost to sell, and expands the reporting of discontinued operations to include any component of any entity.

  Accounts Receivable

        Accounts receivable are valued at historical cost less an allowance for doubtful accounts.

  Allowance Oil

        A loss allowance factor of 0.2 percent on average, by volume, is incorporated into crude oil tariffs to offset evaporation and other losses in transit. The net excess of allowance quantities, calculated in accordance with the tariffs, over actual losses is valued at the average market value at the time the excess occurred and the result is recorded as allowance oil revenue. Inventories of allowance oil are carried at the lower of such value (cost) or market value with cost being determined on an average-cost basis. Gains or losses on sales of allowance oil barrels are included in transportation and allowance oil revenue.

  Materials and Supplies

        Inventories of materials and supplies are carried at lower of historical cost or market.

  Environmental and Other Accrued Liabilities

        The Businesses accrue for environmental remediation and other accrued liabilities when it is probable that such liabilities exist, based on past events or known conditions, and the amount of such liability can be reasonably estimated. If the Businesses can only estimate a range of probable liabilities, the minimum future undiscounted expenditure necessary to satisfy the Businesses' future obligation is accrued.

  Concentration of Credit and Other Risks

        A significant portion of the Businesses' revenues and receivables are from oil and gas companies. Although collection of these receivables could be influenced by economic factors affecting the oil and gas industry, management believes the risk of significant loss is considered remote.

        One customer individually represents 53, 64 and 64 percent of sales for the fiscal year ended December 31, 2003, and for the periods February 14, 2002, to December 31, 2002, and January 1, 2002, to February 13, 2002, respectively. Another customer individually represents 14 percent of sales for the fiscal year ended December 31, 2003.

        Development and production of crude oil in the service area of the pipelines is subject to among other factors, prices of crude oil and federal and state energy policy, none of which are within the Businesses' control.

  Income Taxes

        The Businesses have not historically incurred income tax expense as the Businesses were in partnerships, which, in accordance with the provisions of the Internal Revenue Code, are not subject to U.S. Federal income taxes. Rather, each partner includes its allocated share of the partnership's income or loss in its own federal and state income tax returns.

  New Accounting Standards

        Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities—SFAS No. 146, issued in June 2002, addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). In accordance with the requirements of the standard, the Businesses have adopted SFAS

No. 146 for exit and disposal activities initiated after December 31, 2002. The Businesses did not have exit or disposal activities and accordingly, the adoption of SFAS No. 146 did not have an effect on the Businesses' financial position, results of operations or liquidity.

        FASB Interpretation No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—FIN No. 45, issued in November 2002, elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has provided. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Businesses have adopted FIN No. 45 and new guarantees, except those specifically excluded from the scope of the interpretation, issued after December 31, 2002, have been recognized at their fair value as a liability in accordance with the requirements of the interpretation. There were no guarantees in respect to the Businesses and accordingly, the adoption of FIN No. 45 did not have an effect on the Businesses' financial position, results of operations or liquidity.

3. Property, Plant and Equipment

        Property, plant and equipment consisted of the following at December 31, 2003 and 2002:

	2003	2002
Land	$533	$533
Right of way	615	615
Line pipe	65,557	65,314
Equipment and other pipeline assets	25,070	24,442
Oil tanks	11,610	11,078
Construction work-in-progress	325	1,035

	103,710	103,017
Accumulated depreciation	9,853	4,589

Net property, plant and equipment	$93,857	$98,428

        As described in Note 1, on February 13, 2002, Shell Oil acquired Texaco's 44 percent interest in Equilon Enterprises, making Shell Oil the 100 percent owner of Equilon Enterprises. The acquisition was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Shell Oil's property, plant and equipment including the Capline, Capwood and Patoka Pipe Line Businesses was adjusted to estimated fair market value on February 14, 2002, and depreciated based on revised estimated remaining useful lives. The Businesses' accumulated depreciation balance at February 14, 2002, was eliminated pursuant to the purchase method of accounting.

4. Related Party Transactions

        The Businesses have entered into transactions with Shell Oil including its affiliates. Such transactions are in the ordinary course of business, include the transportation of crude oil and petroleum products and approximate market value.

        The aggregate amounts of such transactions for the year ended December 31, 2003, and for the periods ended December 31, 2002, and February 13, 2002, consisted of pipeline tariff revenues totaling approximately $781,000, $287,000 and $39,000, respectively.

        The Businesses have no employees and rely on the operator, Shell Pipeline, to provide personnel to perform daily operating and administrative duties on behalf of the Businesses. Accordingly, in accordance with the terms of the operating agreement, the operator has charged the Businesses for management fees aggregating approximately $528,000, $427,000 and $63,000 for the year ended December 31, 2003, and for the periods ended December 31, 2002, and February 13, 2002, respectively.

        Certain of those personnel participate in the Alliance Pension Plan (a defined benefit plan) and the Alliance Savings Plan (a defined contribution plan). Also, certain of those personnel participate in Shell sponsored benefit plans that provide pensions and other postretirement benefits. A portion of these plans are unfunded, and the costs are shared by Shell Oil and its employees. The Businesses' allocated expense related to these plans was approximately $421,000, $288,000 and $39,000 for the year ended December 31, 2003, and for the periods ended December 31, 2002, and February 13, 2002, respectively.

        In addition, as described in Note 1, the results of operations also include allocations of salary and wages. Such allocations totaled approximately $1,769,000, $1,346,000 and $184,000 for the year ended December 31, 2003, and for the periods ended December 31, 2002, and February 13, 2002, respectively.

5. Commitments and Contingencies

        The Businesses lease certain real property, equipment and operating facilities under various operating leases. The Businesses also incur costs associated with leased land, rights-of-way, permits and regulatory fees, the contracts for which generally extend beyond one year but can be cancelled at any time should they not be required for operations. Future noncancellable commitments related to these items at December 31, 2003 were not significant.

        Total lease expense incurred for the year ended December 31, 2003, and for the periods ended December 31, 2002, and February 13, 2002, was approximately $136,000, $106,000 and $15,000, respectively.

        The Businesses are subject to possible loss contingencies including actions or claims based on environmental laws, federal regulations, and other matters.

        The Businesses may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct for the effects of the Businesses' actions on the environment. The Businesses have not accrued for any liability at December 31, 2003 or 2002, for planned environmental remediation activities. In management's opinion, this is appropriate based on existing facts and circumstances.

6. Subsequent Event

        On December 16, 2003, Shell Pipeline entered into a purchase and sale agreement with Plains All American Pipeline L.P. committing to sell the Businesses for approximately $158 million excluding transaction costs and crude oil inventory and linefill requirements. The transaction closed on March 1, 2004.

QuickLinks

  Exhibit 99.1
Report of Independent Auditors
Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business Combined Balance Sheets December 31, 2003 and 2002
Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business Combined Statements of Income and Owner's Net Investment
Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business Combined Statements of Cash Flows
Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business Notes to Combined Financial Statements